Exhibit 10.1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

FORBEARANCE AND THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FORBEARANCE AND THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of January 23, 2025, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time including Oxford in its capacity as a Lender, and SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), Viracta Therapeutics, Inc., a Delaware corporation, and Viracta Subsidiary, Inc., a Delaware corporation, each with offices located at 2533 S Coast Hwy 101, Suite 210, Cardiff, CA 92007 (individually and collectively, jointly and severally, “Borrower”).

A.
Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of November 4, 2021, as amended by that certain First Amendment to Loan and Security Agreement dated as of August 26, 2022, and that certain Second Amendment to Loan and Security Agreement dated as of March 1, 2024 (as may be further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof.
B.
As set forth in that certain Notice of Events of Default, Acceleration of Obligations and Demand for Repayment from Collateral Agent to Borrower dated as of December 20, 2024 (the “December 20, 2024 Notice”), certain Specified Defaults (as such term is defined in the December 20, 2024 Notice, the “Existing Events of Default”) have occurred and are continuing under the Loan Documents.
C.
Collateral Agent accelerated the Obligations pursuant to the December 20, 2024 Notice and prior to the Third Amendment Effective Date, has applied $7,706,993.82 to the outstanding Obligations (the “Initial Accelerated Paydown”), leaving an unpaid principal balance of $7,199,070.08, together with all other Obligations that are due and payable, including accrued but unpaid interest, the Final Payment, the Non-Utilization Fee (if any), plus all other outstanding Obligations that are then due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.
D.
As a direct result of the occurrence of the Existing Events of Default, the Collateral and prospects for repayment of the outstanding Obligations have been materially impaired, greatly enhancing Lenders’ risk. Borrower acknowledges that the existence of the Existing Events of Default permit Collateral Agent and Required Lenders to exercise all rights and remedies available to them under applicable law and the Loan Documents, including by foreclosing on the Collateral and commencing litigation to collect on the Obligations.
E.
Notwithstanding the foregoing, Borrower has requested that, rather than continuing to exercise the remedies available to them at the present time, Collateral Agent and Required Lenders, subject to the terms of this Amendment, refrain from exercising their remedies in connection with the Existing Events of Default during the Forbearance Period (as defined below). To partially mitigate the risk to Lenders and Collateral Agent of electing to refrain from exercising their remedies in connection with the Existing Events of Default during the Forbearance Period (as defined below), Borrower has agreed to grant to Collateral Agent, for the ratable benefit of Lenders, a first priority security interest in the Intellectual Property.
F.
Although Collateral Agent and Required Lenders are not under any obligation to do so, Collateral Agent and Required Lenders are willing to forbear from exercising their rights and remedies against Borrower in connection with the Existing Events of Default during the Forbearance Period on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Agreement

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Required Lenders and Collateral Agent hereby agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Forbearance. Subject to all the terms and conditions set forth herein, Collateral Agent and Lenders shall forbear from filing any legal action or instituting or enforcing any rights and remedies they may have against Borrower in connection with the Existing Events of Default immediately after completion of the Initial Accelerated Paydown (the “Forbearance Effective Date”) until the date which is the earliest to occur of (a) the failure after the date hereof of Borrower to comply with any of the terms or undertakings of this Agreement, (b) the occurrence after the date hereof of any other Event of Default (other than the Existing Events of Default) and (c) February 5, 2025 (the earliest such date, the “Forbearance Termination Date”). This Agreement does not constitute a waiver or release by Collateral Agent and Lenders of any obligations of Borrower pursuant to the Loan Documents of the Existing Events of Default, any other existing Event of Default or any Event of Default which may arise in the future after the date of execution of this Agreement. If Borrower does not comply with the terms of this Agreement, Collateral Agent and Lenders shall have no further obligations under this Agreement and shall be permitted to exercise at such time any rights and remedies against Borrower as they deem appropriate in their sole and absolute discretion. Borrower understands that Collateral Agent and Lenders have made no commitment and are under no obligation whatsoever to grant any additional extensions of time at the end of the Forbearance Period. The time period between the Forbearance Effective Date and the Forbearance Termination Date is referred to herein as the “Forbearance Period.”
3.
Limitation of Forbearance.
3.1
The forbearance set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or Lenders may now have or may have in the future (or any obligations which Borrower may now have or may have in the future) under or in connection with any Loan Document.
3.2
This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.
Amendments to Loan Agreement.
4.1
Definitions. The following defined terms in Section 13.1 of the Loan Agreement are hereby added as follows:

“Budget” means the budget attached as Exhibit B to the Third Amendment.

“IP Agreement” is that certain Intellectual Property Security Agreement entered into by and between Borrower and Collateral Agent dated as of the Third Amendment Effective Date, as such may be amended from time to time.

“Third Amendment” means that certain Forbearance and Third Amendment to Loan and Security Agreement, dated as of the Third Amendment Effective Date, by and among Collateral Agent, Lenders and Borrower.

“Third Amendment Effective Date” means January 23, 2025.

4.2
Definitions. The following defined term in Section 13.1 of the Loan Agreement is hereby amended and restated as follows:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, each Loan Payment/Advance Request Form and any Bank Services Agreement, the Post Closing Letter, the IP Agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower or any Guarantor in favor of Collateral Agent or the Lenders, and any other present or future agreement entered into by Borrower or any Guarantor for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

4.3
Section 5.2 (Collateral). Section 5.2(d) is hereby amended and restated in its entirety as follows:

“(d) Borrower and each of its Subsidiaries is the owner or licensee of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. As of the Third Amendment Effective Date, (i) each of Borrower’s and its Subsidiaries’ material Patents is valid and enforceable and no material part of Borrower’s or its Subsidiaries’ Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (ii) to the best of Borrower’s knowledge, no claim in writing against Borrower or any of its Subsidiaries has been made that any part of the Intellectual Property or any practice by Borrower or its Subsidiaries violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Change. Except as noted on the Perfection Certificates or as disclosed to Bank in writing pursuant to Section 6.7(b) hereof, Borrower is not a party to, nor is it bound by, any Restricted License.”

4.4
Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a)(vii) is hereby amended and restated in its entirety as follows:

“(vii) prompt notice of: (1) from and after the Third Amendment Effective Date, (A) any material change in the composition of the Intellectual Property, (B) the registration of any copyright, including any subsequent ownership right of Borrower or any of its Subsidiaries in or to any copyright, patent or trademark, including a copy of any such registration, and (2) other than the Existing Events of Default (as defined in the Third Amendment), any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property; and”

4.5
Section 6.4 (Taxes; Pensions). Section 6.4 hereby amended and restated in its entirety as follows:

“6.4 Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and, subject to Section 6.14, timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries, except to the extent permitted under Section 5.8 hereof or except to the extent prohibited under Section 6.14 hereof, and shall deliver to Lenders, promptly on demand, appropriate certificates attesting to such payments, and subject to Section 6.14 hereof, pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.”

4.6
Section 6.5 (Insurance). The first sentence of Section 6.5 is hereby amended and restated in its entirety as follows:

“Subject to Section 6.14, keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request.”

4.7
Section 6.7 (Protection of Intellectual Property Rights). Section 6.7(a) is hereby amended and restated in its entirety as follows:

“(a) in each case subject to Section 6.14: (i) protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business; (ii) promptly advise Collateral Agent in writing of material infringement by a third party of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

or dedicated to the public without Collateral Agent’s prior written consent. From and after the Third Amendment Effective Date, if Borrower or any of its Subsidiaries (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower or such Subsidiary shall substantially contemporaneously provide written notice thereof to Collateral Agent and each Lender and shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in such property. The Collateral may be subject to Permitted Liens. If Borrower or any of its Subsidiaries decides to register any copyrights or mask works in the United States Copyright Office, Borrower or such Subsidiary shall: (x) provide Collateral Agent and each Lender with at least fifteen (15) days prior written notice of Borrower’s or such Subsidiary’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Borrower or such Subsidiary shall promptly provide to Collateral Agent and each Lender with evidence of the recording of the intellectual property security agreement necessary for Collateral Agent to perfect and maintain a first priority perfected security interest in such property.”

4.8
Section 6.14 (Compliance with Budget). The following new Section 6.14 of the Loan Agreement is hereby added to the Loan Agreement:

“6.14 Compliance with Budget. Borrower shall limit its expenditures in accordance with the Budget; provided, however, a variance of up to [*] of actual, aggregate expenditures for any “key line item” in the Budget above the total, cumulative budgeted amount for such line item shall not be a violation of this Section 6.14. Beginning on the first Tuesday after the Third Amendment Effective Date and on every other Tuesday thereafter, on or prior to 12:00 noon Eastern time on each such Tuesday, Borrower shall deliver to Collateral Agent and Lenders [*] for such prior two-week period.”

4.9
Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out, surplus or obsolete Equipment or furniture; (c) in connection with Permitted Liens, Permitted Investments or distributions and other payments permitted by Section 7.7, and Permitted Licenses; (d) consisting of the sale or issuance of any Shares that is not, and does not immediately result in, a Change in Control; (e) by and between Borrower and any other Borrower or Guarantor; (f) consisting of Borrower’s use or transfer of money or Cash Equivalents in connection with transactions not prohibited hereunder, subject to Section 6.14, and consistent with the Budget; (g) by any Subsidiary to Borrower in connection with any liquidation or dissolution of such Subsidiary that is otherwise permitted hereunder; (h) consisting of the sale of clinical assets so long as (I) if such Transfer is not consistent with the Budget, such Transfer has been approved in advance and in writing by Collateral Agent and the Required Lenders and (II) at least [*] from each such Transfer approved pursuant to this clause (h) are paid to Collateral Agent for the ratable benefit of the Lenders for application to the Term Loans within [*] of the receipt of such proceeds; (i) of Inventory, Equipment, Intellectual Property and other non-clinical assets so long as (I) such Transfer is consistent with the Budget or has been approved in advance and in writing by Collateral Agent and the Required Lenders and (II) [*] from

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

each such Transfer approved pursuant to this clause (i) are used to prepay the Term Loans within [*] of the receipt of such proceeds; and (j) mandated or otherwise necessary and appropriate destruction or other transfer of pre-clinical and clinical trial supplies.”

4.10
Section 8.2 (Covenant Default). Section 8.2(a) of the Loan Agreement is hereby amended and restated as follows:

“(a) Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts) or 6.7 (Protection of Intellectual Property Rights), 6.9 (Notice of Litigation and Default), 6.12 (Creation/Acquisition of Subsidiaries) or 6.14 (Compliance with Budget), or Borrower violates any covenant in Section 7; or”

4.11
Exhibit A (Collateral). Exhibit A to the Loan Agreement is hereby amended and restated as set forth on Exhibit A to this Amendment.
5.
Limitation of Forbearance and Amendment.
5.1
The forbearance and amendments set forth in Sections 2 and 4 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
5.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
6.
Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows:
6.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default (other than the Existing Events of Default) has occurred and is continuing;
6.2
Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
6.3
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, as updated pursuant to subsequent deliveries by or on behalf of Borrower to the Collateral Agent on or prior to the Third Amendment Effective Date, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
6.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
6.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

6.6
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
7.
Release by Borrower.
7.1
FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).
7.2
In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” (Emphasis added.)

7.3
By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
7.4
This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.
8.
Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except for the agreement by Collateral Agent and Lenders to forbear on the terms set forth in Section 2, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
9.
Effectiveness. This Amendment shall be deemed effective as of the Third Amendment Effective Date upon (a) the due execution and delivery of this Amendment by the parties hereto, (b) the due execution and delivery of the IP Agreement by the parties thereto, (c) execution and/or delivery of all such other agreements, documents and deliverables required by Collateral Agent in connection with this Amendment, and (d) receipt by Collateral Agent and the Lenders of the remaining paydown in the amount of $3,743,006.18.
10.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
11.
Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance and Third Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

VIRACTA THERAPEUTICS, INC.

By /s/ Mark Rothera
Name: Mark Rothera Title: President and Chief Executive Officer VIRACTA SUBSIDIARY, INC. By /s/ Mark Rothera Name: Mark Rothera Title: President and Chief Executive Officer

[Signature Page to Forbearance and Third Amendment to Loan and Security Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC By /s/ Colette H. Featherly Name: Colette H. Featherly Title: Senior Vice President

LENDER:

OXFORD FINANCE FUNDING 2020-1, LLC

By /s/ Colette H. Featherly____________________

Name: Colette H. Featherly

Title: Secretary

OXFORD FINANCE FUNDING 2023-1, LLC

By /s/ Colette H. Featherly____________________

Name: Colette H. Featherly

Title: Secretary

OXFORD FINANCE CREDIT FUND II LP

By: Oxford Finance Advisors, LLC, its manager

By /s/ Colette H. Featherly____________________

Name: Colette H. Featherly

Title: Senior Vice President

OXFORD FINANCE CREDIT FUND III LP

By: Oxford Finance Advisors, LLC, its manager

By /s/ Colette H. Featherly____________________

Name: Colette H. Featherly

Title: Senior Vice President

FIRST-CITIZENS BANK & TRUST COMPANY

By /s/ Laura Scott

Name: Laura Scott

Title: Managing Director

[Signature Page to Forbearance and Third Amendment to Loan and Security Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including all Intellectual Property, except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) any interest of Borrower as a lessee or sublessee under a real property lease; (b) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (c) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Collateral Agent; (d) more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, but only to the extent that pledging greater than sixty-five percent (65%) of such stock of such Foreign Subsidiary would result in a material net increase in tax liability for Borrower and such Foreign Subsidiary taken as a whole (taking into account (i) any applicable offsets related to credits for the underlying foreign income taxes in the case of additional US income taxes required to be paid as a result of a deemed dividend and (ii) the application of net operating loss carry forwards, if any); or (e) any intent-to-use trademark or service mark applications of Borrower.

Notwithstanding the foregoing, the Collateral shall exclude (i) the assets commonly known as “TAK-580/DAY101” and “vosaroxin” (the “Monetized Assets”), and (ii) automatically and as of such consummation, upon the consummation of a sale, license or other monetization (the “Asset Sale”) of the assets commonly known as “Vecabrutinib” and “SNS-510” (the “Sold Assets”), the Sold Assets; provided, however, that the Collateral shall include any consideration or other proceeds of the Monetized Assets and the Sold Assets received by Borrower, whether under a sale of the Monetized Assets or the Asset Sale or otherwise, whether now owned or hereafter acquired.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit B

Budget

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.